UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 17, 2015 (December 16, 2015)
Date of Report (Date of earliest event reported)

IMS Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

 83 Wooster Heights Road
Danbury, CT 06810
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (203) 448-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On December 16, 2015, the Board of Directors of IMS Health Holdings, Inc. (the “Company”) approved a stock repurchase program (the “Repurchase Program”), authorizing the repurchase of up to $250 million of its common stock.  The Repurchase Program does not obligate the Company to repurchase any particular amount of common stock, and it could be modified, suspended or discontinued at any time. The timing and amount of repurchases are determined by the Company’s management at its discretion based on a variety of factors such as the market price of its common stock, corporate requirements, general market and economic conditions, legal requirements and compliance with the terms of the Company's senior secured credit facilities and the indentures governing its outstanding senior notes.  Purchases of the Company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, in privately negotiated transactions or by other means in accordance with federal securities laws. The Repurchase Program does not have a specified expiration date.

On December 17, 2015, the Company issued a press release announcing the share repurchase authorization. The full text of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

99.1	Press release, dated December 17, 2015, on share repurchase authorization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH HOLDINGS, INC.

	By:	/s/ Ronald E. Bruehlman
	Name:	Ronald E. Bruehlman
	Title:	Senior Vice President and Chief Financial Officer
Dated: December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release, dated December 17, 2015, on share repurchase authorization.